UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 19, 2021

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39494	27-1605762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44111 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(800) 747-0583
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNXC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, after the close of market on November 19, 2021, Concentrix Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CNXC Merger Sub, Inc., a Delaware corporation and the Company’s wholly owned subsidiary (“Merger Sub”), ProKarma Holdings Inc., a Delaware corporation (“ProKarma”), and Carlyle Partners VI Holdings, L.P., a Delaware limited partnership, as a representative of the security holders of ProKarma (the “Seller Representative”).
The Merger Agreement provides for the merger of Merger Sub with and into ProKarma, with ProKarma surviving as a wholly owned subsidiary of the Company (the “Merger”), for merger consideration of approximately $1.6 billion in cash, as increased or decreased for certain adjustments set forth in the Merger Agreement, including a target net working capital calculation.
Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, upon the Merger, each share of ProKarma common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than any shares of Common Stock held by the Company, Merger Sub, ProKarma or any of their respective subsidiaries) and each ProKarma restricted stock unit (“RSU”) issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive (x) an amount in cash at closing equal to the estimated per share merger consideration, plus (y) the amount, if any, of certain post-closing payments to the ProKarma security holders that becomes payable in respect of such share of ProKarma common stock or ProKarma RSU pursuant to the Merger Agreement. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, each ProKarma stock option outstanding immediately prior to the Effective Time that is vested or will vest as a result of the Merger and that has an exercise price less than the estimated per share merger consideration will, as of immediately prior to the effectiveness of the Merger, automatically be cancelled and converted into the right to receive (x) an amount in cash at closing equal to the product of (i) the number of shares of ProKarma common stock subject to such stock option and (ii) the difference between the exercise price of such stock option and the estimated per share merger consideration, plus (y) the amount, if any, of certain post-closing payments to the ProKarma security holders that becomes payable with respect to such stock option pursuant to the Merger Agreement.
ProKarma and the Company have made certain customary representations and warranties to each other in the Merger Agreement. The closing of the Merger is subject to, among other things, the expiration or termination of the waiting period applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Shareholders of ProKarma holding more than 75% of the issued and outstanding shares of ProKarma common stock and representing the requisite vote of the shareholders of ProKarma to approve the Merger have delivered a stockholder consent approving the Merger. The parties have agreed to use their respective reasonable best efforts to do all things necessary, proper or advisable to cause the conditions to the Merger to be satisfied and to consummate the Merger as promptly as practicable.
The Merger Agreement may be terminated under certain circumstances, including by either party if the consummation of the Merger has not occurred by March 21, 2022, or upon a breach by the other party that would cause the closing conditions to be incapable of being satisfied by March 21, 2022 or if such breach is not cured or waived prior to the earlier of March 21, 2022 and twenty days after notice of the breach.
A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each party in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, the representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or ProKarma at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of November 19, 2021 by and among Concentrix Corporation, CNXC Merger Sub, Inc., ProKarma Holdings Inc. and Carlyle Partners VI Holdings, L.P.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule to such agreement to the U.S. Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2021	CONCENTRIX CORPORATION

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal